26As filed with the Securities and Exchange Commission on June 3 , 2016
Registration No. 333-209903

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment 2

WIKE CORP.
(Exact name of registrant as specified in its charter)

Nevada	2750	37-1769300
(State or Other Jurisdiction of	Primary Standard Industrial	IRS Employer
Incorporation or Organization)	Classification Code Number	Identification Number

Wike Corp.
Via Arno, 8, 40139 Bologna, Italy
Tel. 003-907-341980011
Email: wikecorp@gmail.com
(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.
2360 CORPORATE CIRCLE, STE. 400
HENDERSON, NEVADA 89074-7722
Tel. (702) 866-2500
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨[  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨[  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):
Large accelerated filer:	Accelerated filer:	Non-accelerated filer:	Smaller reporting company: X

(Do not check if a smaller reporting company)

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee

Common Stock:	5,000,000	$0.01	$50,000	$5.04

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

WIKE CORP.
5,000,000 SHARES OF COMMON STOCK
$0.01 PER SHARE

This is the initial offering of common stock of Wike Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President Corina Safaler, will attempt to sell the shares.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Wike Corp. is a development stage company and as of the day of this filing we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Wike Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 12 BEFORE BUYING ANY SHARES OF WIKE CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED JUNE 3 , 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3

RISK FACTORS	6

FORWARD-LOOKING STATEMENTS	12

USE OF PROCEEDS	13

DETERMINATION OF OFFERING PRICE	13

DILUTION	13

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16

DESCRIPTION OF BUSINESS	21

LEGAL PROCEEDINGS	26

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	26

EXECUTIVE COMPENSATION	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

PLAN OF DISTRIBUTION	29

DESCRIPTION OF SECURITIES	31

INDEMNIFICATION	32

INTERESTS OF NAMED EXPERTS AND COUNSEL	32

EXPERTS	33

AVAILABLE INFORMATION	33

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33

INDEX TO THE FINANCIAL STATEMENTS	34

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “WIKE CORP.” REFERS TO WIKE CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

WIKE CORP.

We are a development stage company and intend to commence operations in printing business area, particularly in printing on ribbons. We are currently working with one vendor for supplying ribbons and printing inks for our printing service. The ribbons can be different size and facture, various colors and design. The main factor is an ongoing event, for each event will be designed several printed ribbons and the customer can choose from our range of samples or create his own design of ribbons.

Wike Corp. was incorporated in Nevada on November 11, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $25,000 for the next twelve month as described in our Plan of Operations. Our sole officer and director, Corina Safaler has verbally agreed to loan needed amount for the Company on demand of registration and production process. There is no assurance that we will generate any revenue in the first twelve months after completion our offering or ever generate any revenue. Being a development stage company, we have very limited operating history. As of March 31, 2016 we have developed our business plan for a period of twelve months, register the domain name for our website and fill it with initial information about the Company, signed lease agreement for a period of one year with the option of expansion and signed sales contract for distribution of printed ribbons. In accordance to our Plan of Operations if we are unable to raise a minimum funding of $25,000 required conducting our business over the next twelve months, our business will be harmed. After twelve-month period we may need additional financing to continue our operations. Our principal executive offices are located at Via Arno, 8, 40139 Bologna, Italy. Our phone number is 003-907-341980011.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (November 11, 2014) through March 31, 2016, report revenues of $7,700 and a net loss of $2,747. Our independent registered public accounting firm has issued an audit opinion for Wike Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern. To date, we have formed the Company, developed our business plan, developed models of our business card and booklets, set up our web site, and we have purchased our printing machine and raw materials, singed lease agreement for a period of one year with the option of expansion and signed sales contract for distribution of printed ribbons. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

As we have limited operating history and limited revenues we are a “shell company,” as applicable federal securities law defines that term. We expect that we will continue to be a “shell company” until we have more operations and have substantial revenues and assets. We anticipate that if we receive $50,000 from this offering we should have enough money to expand our business of printed ribbons production that it will be sufficient to cause us to not be considered as a “shell company”. We cannot provide any guarantee or assurance, however, that in the event we raise $50,000 from this offering we will have enough money to engage in profitable operations. During the time that we are a “shell company”, holders of our restricted securities will not be able to rely on Rule 144 in connection with the sale of those restricted securities.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Ms. Safaler will be devoting approximately twenty hours a week to our operations, because we do not need to devote more time at the current stage of our business. As far as we will increase the number of customers, our sole officer and director will devote more time on Wike Corp. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Ms. Safaler.

THE OFFERING

The Offering:	This is a self-underwritten, direct primary offering with no minimum purchase requirement.

The Issuer:	Wike Corp.

Securities Being Offered:	5,000,000 shares of common stock.

Shares outstanding prior to offering:	4,500,000 shares.

Shares outstanding after (assuming all the shares are sold) offering:	9,500,000 shares.

Price Per Share:	$0.01

Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares:	$50,000

Gross Proceeds from selling 75% of shares:	$37,500

Gross Proceeds from selling 50% of shares:	$25,000

Gross Proceeds from selling 25% of shares:	$12,500

Gross Proceeds from selling 10% of shares:	$5,000

Further more, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.

Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Corina Safaler.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from November 11, 2014 (Inception) to December 31, 2015 as following:

Financial Summary

December 31, 2015
($)
(Audited)

Cash and cash equivalents	146
Total Assets	4,227
Total Liabilities	825
Total Stockholder’s Equity	3,402

Statement of Operations

Accumulated From November 11, 2014 (Inception) to December 31, 2015
($)
(Audited)

Total Expenses	1,098
Net Loss for the Period	1,098

The tables and information below are derived from our unaudited financial statements for the period from November 11, 2014 (Inception) to March 31, 2016 as following:

Financial Summary

March 31, 2016
($)
(Unaudited)

Cash and cash equivalents	338
Total Assets	4,337
Total Liabilities	2,584
Total Stockholder’s Equity	1,753

Statement of Operations

Accumulated From November 11, 2014 (Inception) to March 31, 2016
($)
(Unaudited)

Total Expenses	9,261
Net Loss for the Period	2,747

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED A DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $2,747 for the period from our inception on November 11, 2014 (Inception) to March 31, 2016 and have revenues of $7,700 as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in production of ornamental ribbons. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. PLS CPA, A Professional Corp., our independent registered public accounting firm, has expressed a doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. In case if our sole officer and director Ms. Safaler is not able to loan to the Company needed amount of funds, and in case if the Company is not generating sufficient amount of $25,000 from selling printed ribbons we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Wike Corp. is suitable.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in ornamental ribbons production. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of March 31, 2016, we had cash in the amount of $338 and liabilities of $2,584. As of this date, we have limited income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 11, 2014 and to date have been involved primarily in organization activities. We have commenced limited business operations such as formed the Company, developed our business plan, set up our web site, developed models of our business card and booklet, and we have purchased our printing machine and raw materials. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely be harmed.

We require minimum funding of approximately $25,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Corina Safaler, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Safaler has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our work area is extensive. There are many different concepts of ornamental ribbons production in Italy and our services are not unique to their services. Even though the industry is fragmented, it has a number of well-established companies, such as Enter Print Ltd., Etikettando Di Lossi Gianmarco and others, which are profitable and have developed a brand name. Marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OPERATIONS OR OUR BUSINESS WILL BE HARMED.

Due to the fact we are small and do not have much capital, we have limited marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend operations.

BECAUSE WE WILL IMPORT OUR RAW MATERIALS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our raw materials from overseas. Because we plan to purchase our raw materials from abroad and ship them to our locations in Italy, we believe that disruptions in import shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the place of location. Deliveries of our products may be disrupted through factors such as:

(1)	Raw material shortages, work stoppages, strikes and political unrest;
(2)	Problems with ocean shipping, including work stoppages and shipping container shortages;
(3)	Increased inspections of import shipments or other factors causing delays in shipments; and
(4)	Economic crises, international disputes and wars.

Also if there are any issues regarding shipping raw materials or equipment from overseas we consider an option of purchasing raw materials for our production from European suppliers, which could cause price increases. It may impact out financial part and we will spend more funds on buying local raw materials and as a result we might need additional financing.

PROBLEMS WITH PRODUCT QUALITY OR PRODUCT PERFORMANCE, INCLUDING DEFECTS, IN THE PRODUCTS WE DISTRIBUTE COULD RESULT IN A DECREASE IN CUSTOMERS AND REVENUE, UNEXPECTED EXPENSES AND LOSS OF MARKET SHARE FOR OUR COMPANY.

Because we are sourcing our raw materials from overseas we may encounter issues with product quality and consistency. If we deliver products with errors or defects or if there is a perception that our products contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective product.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN SUBSTANTIAL PART OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Safaler, our sole officer and director, will own substantial part of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Safaler may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR CORINA SAFALER HAS OTHER INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH COULD AFFECT REVENUE.

Corina Safaler, our sole officer and director will devote approximately twenty hours per week providing management services to the Company. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. Other interests of Ms. Safaler mostly based on her family and relatives, where she has obligations and responsibilities. In this case the Company’s business development could be negatively impact.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is non-U.S. resident also our headquarters together with assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may be enforceable in the United States.

IF MS. SAFALER, OUR PRESIDENT AND DIRECTOR RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Corina Safaler, for the future success of our business. The loss of the services of Ms. Safaler could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT OVER OPERATIONS AND BUSINESS DECISIONS.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•
Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and-“say-on-frequency;” and
•
Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

SINCE THERE IS NO MINIMUM FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES THEY WILL LOSE THEIR MONEY IMMEDIATELY WITHOUT US BEING EVEN ABLE TO DEVELOP A MARKET FOR OUR SHARES.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

YOU MAY NOT REVOKE YOUR SUBSCRIPTION AGREEMENT ONCE IT IS ACCEPTED BY THE COMPANY OR RECEIVE A REFUND OF ANY FUNDS ADVANCED IN CONNECTION WITH YOUR ACCEPTED SUBSCRIPTION AGREEMENT AND AS A RESULT, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

OUR PRESIDENT, MS. SAFALER DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Safaler does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on November 11, 2014 and has only a limited operating history and no revenues, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least 50% of the shares and we receive the proceeds in the amount of $25,000 from this offering.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK IN THE FUTURE WILL RESULT IN DILUTION TO PURCHASERS OF SECURITIES IN THIS OFFERING.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. Our most likely sources of additional capital will be through the sale of additional shares of common stock and through selling our ribbons. The stock issuances will cause interests of purchasers of securities in this offering to be diluted. Such dilution will negatively affect the value of investors’ shares.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over the Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Wike Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Corina Safaler, our sole officer and director, who has verbally agreed to loan the company funds, in the amount of $25,000, to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate on going changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

UNITED STATES STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as the applicable federal securities law defines that term. Specifically, because of the nature and amount of our assets, our limited operations history and limited revenues pursuant to applicable federal rules, we are considered a “shell company”. Applicable provisions of Rule 144 specify that during that time that we are a “shell company” holders of our restricted securities cannot sell those securities in reliance on Rule 144. Another implication of us being a “shell company” is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. For us, to cease being a “shell company”, we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated.

Gross proceeds	$12,500		$25,000		$37,500		$50,000
Offering expenses	$8,000		$8,000		$8,000		$8,000
Net proceeds	$4,500		$17,000		$29,500		$42,000
Establishing an office	$-		$500		$1,500		$2,500
Website development	$-		$1,000		$2,000		$3,000
Sales person salary	$-		$4,500		$7,000		$14,000
Printing machine	$-		$-		$4,500		$4,500
Raw materials	$-		$500		$1,400		$2,000
Marketing and advertising	$-		$1,500		$3,000		$5,000
SEC reporting and compliance	$7,000	*	$7,000	*	$7,000	*	$7,000	*
Lease expenses	$-		$1,600		$1,600		$1,600
Miscellaneous expenses	$-		$400		$1,500		$2,400

* SEC reporting and compliance costs will be approximately $7,000. Therefore, in the scenario of selling 25% of the maximum offering amount, we will use all $4,500 net proceeds and we will need additional funds in the amount of $2,500 to meet SEC reporting and compliance obligations. Corina Safaler, our president and director, has verbally agreed to loan the Company funds to complete the registration process.

The above figures represent only estimated costs. If necessary, Corina Safaler, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Safaler will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Safaler. Ms. Safaler will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on November 11, 2014. Corina Safaler, the Company’s sole officer and director, paid $0.001 per share for the 4,500,000 shares of common stock she purchased from the Company on August 10, 2015.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following sections compare the differences between our future investor’s investment in our shares and the investment of our existing stockholders.

As of March 31, 2016, the net tangible book value of our shares of common stock was $1,753 or approximately $0.0004 per share.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,500,000 shares to be outstanding will be $43,753 or approximately $0.0046 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0036 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0046 per share.

After completion of this offering, if 5,000,000 shares are sold, investors in the offering will own 52.63% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.01 per share. Our existing stockholder will own 47.37% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 3,750,000 shares are sold, the net tangible book value of the 8,250,000 shares to be outstanding will be $31,253, or approximately $0.0038 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0028 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0038 per share.

After completion of this offering investors in the offering will own approximately 45.45% of the total number of shares then outstanding for which they will have made cash investment of $37,500, or $0.01 per share. Our existing stockholder will own approximately 54.55% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $18,753 or approximately $0.0027 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0017 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0027 per share.

After completion of this offering investors in the offering will own approximately 35.71% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.01 per share. Our existing stockholder will own approximately 64.29% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 1,250,000 shares are sold, the net tangible book value of the 5,750,000 shares to be outstanding will be $6,253 or approximately $0.0011 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0001 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0011 per share.

After completion of these offering investors in the offering will own 21.74% of the total number of shares then outstanding for which they will have made cash investment of $12,500, or $0.01 per share. Our existing stockholder will own 78.26% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,500 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$50,000
Net tangible book value per share after offering	$0.0046
Increase to present stockholders in net tangible book value per share after offering	$0.0036
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of 100% of shares	9,500,000
Percentage of ownership after offering	47.37%

Existing Stockholder if 75% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$37,500
Net tangible book value per share after offering	$0.0038
Increase to present stockholders in net tangible book value per share after offering	$0.0028
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of 100% of shares	8,250,000
Percentage of ownership after offering	54.55%

Existing Stockholder if 50% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$25,000
Net tangible book value per share after offering	$0.0027
Increase to present stockholders in net tangible book value per share after offering	$0.0017
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of 100% of shares	7,000,000
Percentage of ownership after offering	64.29%

Existing Stockholder if 25% of Shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholder	$12,500
Net tangible book value per share after offering	$0.0011
Increase to present stockholders in net tangible book value per share after offering	$0.0001
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of 100% of shares	5,750,000
Percentage of ownership after offering	78.26%

Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0054
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholder	8.25%
Percentage of capital contributions by new investors	91.75%
Percentage of ownership after offering	52.63%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0062
Capital contributions	$37,500
Number of shares after offering held by public investors	3,750,000
Percentage of capital contributions by existing shareholder	10.71%
Percentage of capital contributions by new investors	89.29%
Percentage of ownership after offering	45.45%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0073
Capital contributions	$25,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholder	15.25%
Percentage of capital contributions by new investors	84.75%
Percentage of ownership after offering	35.71%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0089
Capital contributions	$12,500
Number of shares after offering held by public investors	1,250,000
Percentage of capital contributions by existing shareholder	26.47%
Percentage of capital contributions by new investors	73.53%
Percentage of ownership after offering	21.74%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•
Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $338 as of March 31, 2016. We have been utilizing and may utilize funds from Corina Safaler, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2016, Ms. Safaler advanced us $2,359. Ms. Safaler, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve months period, we require a minimum of $25,000 of funding from this offering. Being a development stage company, we have very limited operating history which includes developing our business plan, setting up our web site, developing models of our business card and booklet, and purchasing our printing machine and raw materials. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Via Arno, 8, 40139 Bologna, Italy. Our phone number is 003-907-341980011.

We are a development stage company and have generated $7,700 of revenues to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated only limited revenues to date.

To meet our needs for cash we are attempting to raise money from this offering and from selling our printed ribbons. We believe that we will be able to raise enough money through this offering or through selling our products to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We have signed sales contract, and we believe that we might get a production order for this customer in the nearest time.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $50,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the business of ornamental ribbons production. Our business is printing items on different kind of ribbons, such as printing logos, wishes, names and others. We have generated limited revenues and our principal business activities to date consists created a business plan, developed models of our business card and booklet and set up our web site, and we have purchased our printing machine and raw materials.

Our current cash balance will not be sufficient to fund our operations for the next twelve months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $25,000 will satisfy cash requirements for twelve months and we will not be required to raise additional funds to meet operating expenses, but our growth plan of operations will be limited. If we sell more than half of the shares in this offering, we provide funds for in accordance to our plan of estimated expanses. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Ms. Safaler, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Safaler, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

We have generated limited revenues in the amount of $7,700 to date. During first and second month after completion of this offering, we will establish our office. During month 2nd -5th we will be developing our marketing campaign and our website developing will be from 1st to 3rd month also we believe that we will start to sell our product more widely. Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is selling ornamental ribbons.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell ornamental ribbons. Our plan of operations following the completion is as follows:

Establish our Office
Time Frame: 1st - 2nd months. Material costs: $500-$2,500.

Upon completion of the offering we plan to set up an office in Bologna, Italy, and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as telephone, fax, office supplies and furniture. Our sole officer and director, Corina Safaler will provide her own laptop for the office and will take care of our initial administrative duties. We believe that it will cost at least $500 to set up office and obtain the necessary equipment and stationery to continue operations in the event of selling 50% of the shares. If we sell 75% of the shares offered we would buy better equipment with advanced features such as new modern computer. In this case, set up costs will be approximately $1,500 and cost for the equipment will be approximately $4,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday production and also big screen TV for the purpose of showing the samples of our ornamental ribbons and our previous work for our previous customers, such as pictures of different events with our ornamental ribbons decorations, presents etc., therefore the office set up cots will be approximately $2,500 and cost for the equipment approximately $4,500.

Develop Our Website
Time Frame: 1st – 3rd months. Material costs: $1,000-$3,000.

During this period, we intend to begin developing our website. Our sole officer and director, Corina Safaler will be in charge of all website activities.  As of the date of this prospectus we have registered domain name for our website www.wikecorp.com and filled it with general information about the Company and production process. Further we plan to attract a web designer to help us with the designing and developing our website. We do not have any written agreements with any of web designers at current time. The website development costs, including site designing and implementation will be approximately $1,000 in the event of selling 50% of the shares. If we sell 75% of the shares offered or all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $2,000 and $3,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing
Time Frame: 2nd - 5th months. Material costs: $1,500-$5,000.

We expect to have the website fully complete and operational in both English and Italian. We intend to use marketing tools, such as web advertisements, direct mailing, and phone calls to acquire potential customers. Once we have completed our website and it is fully operational we will begin to market our website using the following online social media avenues:

•	Facebook,
•	Twitter,
•	Google AdWords,
•	Blogging.

We will develop our client base by focusing our marketing efforts on ornamental ribbons production. We will compete with other distributors for positioning of our products in retail space. We also plan to attend trade shows in our industry such as exhibition decoration, exhibition of handmade and others to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We intend to spend from $1,500 to $5,000 on marketing efforts during the first year, which depend on the amount of sold shares. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise at least $25,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our operations will be harmed.

Negotiations with potential customers
Time Frame: 3rd -12th  months. No material costs.

We plan to put in our marketing plan and start negotiation with potential customers. We plan to enter the market in a way of offering our products to the potential customers such as event enterprises, decoration makers companies and flower kiosks in our city location and might signed agreements with them. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of customers and agreements with them in the end of the twelve months period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a sales and assistant person
Time Frame: 6th - 12th months. Material costs: $4,500-$14,000.

In general our machine needs only one person to operate, it is very simply constructed and does not require special knowledge and skills, so our sole director and officer can execute these operations by herself, but further in the event of selling all of shares of this offering we are planning to hire an assistant for our sole director and officer Corina Safaler for the supporting in operating of two printing machines.

If we sell at least half of shares in this offering, we intend to hire one salesperson with good knowledge and connections in our market area that will execute duties for two days a week. The salary of the sales person in this case will be $4,500. The salesperson’s responsibilities will be finding potential purchasers, introduce our products and negotiate with them regarding all related questions. If we sell 75% shares in this offering we intend to hire sales persons for a half working day and the sales person’s salary will be $7,000. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. In the event of selling all of the shares our sales person will work a half-day and assistant of our sole director and officer will work also half working day. For such work our future employee might have $14,000 salary.

In summary, during 1st -2nd month we should establish our office and till 3rd month develop our website. After this point we should be ready to start more significant operations and start selling our products. During 2nd -5th month we will be developing our marketing campaign. Further we are planning to negotiate with the potential customers and hiring sales person and assistant of our sole director and officer accordingly to the plan described above and according to sold shares of this offering. Our other expenses include substantially attracting worker who specializes in setting up and maintenance of printing equipment when it will be necessary and required. The cost for such service will be from $400- $2,400. There is no assurance that we will generate any revenue in the first twelve months after completion our offering or ever generate any revenue.

Corina Safaler, our president and director will be devoting 75% of her time for planning and organizing activities for Wike Corp. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Safaler has informally agreed to commit more time as required and hire an assistant in the future.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
Description	Fees	Fees	Fees	Fees

Net proceeds	$4,500	$17,000	$29,500	$42,000
SEC reporting and compliance	$7,000	$7,000	$7,000	$7,000
Establishing an office	$-	$500	$1,500	$2,500
Website development	$-	$1,000	$2,000	$3,000
Marketing and advertising	$-	$1,500	$3,000	$5,000
Sales and assistant person’s salary	$-	$4,500	$7,000	$14,000
Lease expenses	$-	$1,600	$1,600	$1,600
Raw materials	$-	$500	$1,400	$2,000
Printing machine	$-	$-	$4,500	$4,500
Other Expenses	$-	$400	$1,500	$2,400
Total	$(2,500)	$17,000	$29,500	$42,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds rose, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues to the date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of Operations

From Inception on November 11, 2014 to March 31, 2016

During the period we have formed the Company, developed our business plan, set up our web site, and we have purchased our printing machine and raw materials. Our loss since inception is $2,747. We have not meaningfully commenced our proposed business operations.

Since inception, we have sold 4,500,000 shares of common stock to our sole officer and director Corina Safaler for net proceeds of $4,500.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2016, the Company had $338 cash and our liabilities were $2,584, comprising $2,359 owed to Corina Safaler, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Corina Safaler, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Safaler has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within twelve months, we need a minimum of $25,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is a doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $50,000, from this Offering.  However, if we raise $37,500, we feel this is sufficient to develop the business for the next twelve months.  If we are only able to raise $25,000, from this offering, then we feel this will be sufficient for the next twelve months to cover professional fees and minimal business development. In the scenario of selling 25% of the maximum offering amount, we will use all $4,500 net proceeds and we will need additional funds in the amount of $2,500 to meet SEC reporting and compliance obligations.

DESCRIPTION OF BUSINESS

General

Wike Corp. was incorporated in the State of Nevada on November 11, 2014 and established a fiscal year end of December 31. We have generated limited revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in ornamental ribbons production, such as printing on ribbons. We have recently started our operation. Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Developing our business plan,
3.	Setting up our web site,
4.	Developing models of our business card and booklet,
5.	Purchasing our printing machine and raw materials.

We do not have any plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the event we are not successful with our planned operations. Our principal executive offices are located at Via Arno, 8, 40139 Bologna, Italy. Our phone number is 003-907-341980011.

As of March 31, 2016 our company has limited revenues, we possess minimal assets and have already incurred losses since incorporation. We are a development-stage company created the ornamental ribbons using automated industrial printing machine. Wike Corp. will hold itself out as quality ornamental ribbons production company and specialist in printing logos, names and any printed information on the ribbons.

We have developed twelve months business plan, which contents purchasing, and setting up our first printing machine and signing long term lease agreement, which starts from September 01, 2015 with Mauricio Polito, Via Lodovico Berti, 40131, Bologna, Italy. To the date we have set up our first printing machine, tested its operation and plan to produce a range of demonstration samples once we start production process to attract customers and potential business partners in the foreseeable future. In the beginning we may not be able to provide enough revenue to cover expenses for company presentation during first twelve months. Our sole officer and director will provide funds for covering initial administrative expenses using her personal assets.

We are planning to buy more modern and functional printing mashie in the future for our production. We also need additional assets to cover general running and administrative expenses, for business development and marketing, auxiliary materials, to cover expenses connected with company public presentation and to purchase raw materials. Depending on the amount of finance will be attracted our company will consider possibility of expansion to nearest bigger Italian cities such as Modena, San Marino and others.

Product

Our product can be represented by range of goods using printing machine that we have purchased. Products include, but not limited to: ribbons, notebooks, plastic items and other printed goods of that kind, but we specialize only on ribbons printing until our business will be well established and successful.  Maximum printing heights is 350 mm, which widens the range of products we can print images on images, gifts packing, personalized greeting cards and ribbons.

We plan to enter the market with ornamental ribbons assortment. We plan to produce ornamental ribbons with different size and color for gift making industry and gift-wrapping, weddings, anniversaries also for other related products and events requested by the customer. In this prospectus you can find the additional information attached about our future products, which will be offered to the potential customer. Wike Corp. specializes in printing on personalized ribbons, oriented on the potential customers. With ornamental ribbons you can complete decoration with the ability of printing a personalized message or corporate logos on to the ribbons, making it the perfect finishing touch. Personalized ribbon is a wonderful addition to any gift, or an ideal way to wrap oversized and difficult to wrap items, great for Christmas, birthdays, Valentine’s Day, Mother’s Day and much more. Whatever the occasion, whatever the gift, beautiful presentation can be present from the simplest offering into a special treasure with our printed ribbons.

Industrial printing machine

We have purchased fully automated industrial printing machine for printing on most surfaces, especially on ribbons. The printing machine does not require high technical skills for product manufacture. The set of printing machine includes the machine itself and all raw materials necessary for setting up and testing. The cost of one machine is $4,000, which includes prime cost, delivery cost, customs clearance and insurance.

Industrial printing machine JMD/ADL 330B
Item:
Import:	Italy
Export:	China
Machine cost:	$2,500
Country of origin:	China
Cost of delivery and insurance:
Cost of delivery:	$650
Insurance cost:	$150
Total cost:	$3,300
DTA	---
VAT	$700
Total: unit, import, customs and taxes	$4,000

Industrial printing machine is not large, user-friendly, and simple in maintenance and does not require special service. We have already purchased one printing machine JMD/ADL 330B, with technical characteristics:

Model Number:	JMD/ADL 330B
Power:	700W (voltage: AC110V-240V)
Weight:	75 kg
Dimensions:	114*65*55 cm
Production capacity:	80 meters per hour

Raw Materials

In our production we will use quality raw materials and we will be able to provide the premium quality of the offered product. We will supply our raw materials from the same vendor as printing machine. Our supplier is offering range of raw materials such as wax/resin ribbon for thermal printing and the same supplier will provide us with ribbons from 7mm to 100mm wide, in a huge variety of colors with different quality. The price will be depended on the quality of ribbons and on complexity of printing.

Target market

Our product is unique enough to get any market segments interested. We can determine two different directions our product can cover - corporate and private. By corporate we mean large and small companies, which always care much about image and update company information, highlight upcoming promotional events using printed products, such as any kind of event companies which could use our products for their direct activities, competitions etc. By private we mean any private events, where memorable gifts can be suitable. Weddings, birthdays, and anniversaries – any cases of any scale can become even more memorable with printed ribbons on a present for example. Wike Corp. is able to offer any type of client the printed ribbons that can meet their special requirements. We will look for the potential customer through Internet by calling and writing emails with offering our products. We will primarily offer them in the market for service, since this segment of market is the most appropriate for us.

Industry analysis

In any city we plan to expand our operations to there are multiple event agencies and other enterprises and flowers and decoration kiosks that may be interested in cooperation with our company. We offer quality and inexpensive product, which can satisfy any client requirements. Besides such kind of distribution network we plan to sign agreements with creative agencies that can develop unique designs for their clients and offer our services as their subcontractor for quality printing on ribbons. We also plan to have a special section on our website for potential partners with examples of our products and offers for wholesale clients and partners.

Markets

Essentially, consumer market of Wike Corp. includes any person or any company willing to emphasize their personality or highlight an upcoming event. Our products such as printed ribbons can be a part of any event, to specialize the celebration or any occasion. We have multifunction printing machine with it we can print any symbols and logos on the ribbons which increase quantity of our customers in the foreseeable future. Our raw materials for printing also include range of sizes and colors so even the choosiest customer could find the suitable product. As for geography related markets, we start our operations from Bologna, Italy. Afterwards, we might expand our business to other cities in Italy, such as Modena and San Marino.

Marketing

Our marketing campaign consists of several directions. First of all we will start out from straight marketing, such as offering our product at the fairs and exhibitions, handing out booklets with description of our product, which will be a great demonstration of high-quality and affordability of our product. Launch of our e-commerce ready website, banners on popular websites and advertisements in social networks will be the second step of our campaign. Besides aforesaid we will send our commercial quotations to event, creative, PR and advertising agencies, which can raise customer awareness and attract new partners. The interest offered will be up to 30% discount. We are ready to offer a reasonable discount for large orders.

We believe that our marketing campaign shall attract many clients and develop a strong reputation of quality, diligent and inexpensive producer. Hopefully, our clients will readily recommend us to others.

Storage and delivery

The product produced by Wike Corp. does not require any storage facilities, as it will be produced directly for each order. The number of demonstration samples to be kept is insignificant and does not require any special premises for storage. We are going to sign a contract with delivering companies such as FedEx Italy, DHL Italy, Pelican Express Courier Italy on regular basis in the event of finding regular customers. Our machines will be located at our leased premise Via Lodovico Berti, 40131, Bologna, Italy and produced ribbons will be shipped to other Italian cities from there, in case if our business grow.

Sales and Marketing

We plan to contact event companies who can order our products of ornamental ribbons. As well as we will cooperate with the flower-shops and companies for the production of decorations to supply to them our products. As of today, we have not identified any to sell our products. Our competitive advantage is that we offer a high quality product, while maintaining reasonable prices.

Initially, our sole officer and director, Corina Safaler will market our products. If we sell at least 75% shares in this offering, we intend to hire one salesperson for a half working with good knowledge and connections in the production of ornamental ribbons and printing distribution area to introduce our product also in the event of all shares are sold from this offering we are going to hire assistant, with terms of work half a day, for our sole officer and director Corina Safaler for operating of two printing machine in addition to sales person. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our products. We intend to focus on direct marketing efforts whereby our representative will directly contact:

•	Distributors who are responsible for marketing and selling our production of ornamental ribbons;
•	Flowers companies;
•	Event companies;
•	Related to the printing industry enterprises.

Competition

The level of competition in business of printed ribbons production is high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of products for production of ornamental ribbons, which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and quality of goods. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us that may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Wike Corp. has not yet entered the market and has no market penetration to date. We have not yet entered the market and have no market penetration as of March 31, 2016 therefore we are at a competitive disadvantage in the market. Once we have entered the market; we will be one of many participants in the business of ornamental ribbons production. Many established, yet well-financed entities are currently active in the business of production such products. Nearly all Wike Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Wike Corp. Therefore, Wike Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Corina Safaler. Our business office is located at Via Arno, 8, 40139 Bologna, Italy.

Offices

The phone number is 003907341980011. We have entered into a lease with Mauricio Polito. The office space is 30 square meters and located at Via Lodovico Berti, 40131, Bologna, Italy. A copy of the Lease Agreement is filed as Exhibit 10.3 to this registration statement.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of products for production of ornamental ribbons and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Corina Safaler Via Arno, 8, 40139 Bologna, Italy	25	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Corina Safaler has acted as our President, Treasurer, Secretary and Director since our incorporation on November 11, 2014. There was no any arrangement or understanding between Ms. Safaler and any other person(s) pursuant to which she was selected as a director of the company. For the past five years Ms. Safaler worked as designer of decorations at Evolution Events Bologna SRL from November 2010-2015. There was no any arrangement or understanding between Ms. Safaler and any other person(s) pursuant to which she was selected as an officer of the. Ms. Safaler owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Safaler was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Safaler intends to spend 75% of her time to planning and organizing activities of Wike Corp. , which means she will devote approximately 20 hours per week to the Company’s business.

During the past ten years, Ms. Safaler has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Ms. Safaler was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Safaler’s involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.
Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Corina Safaler, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on November 11, 2014 until March 31, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Corina Safaler,	November 11, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President	until
and Treasurer	March 31, 2016

There are no current employment agreements between the company and its officer.

Ms. Safaler currently devotes approximately 75% of her time to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of March 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)

Corina Safaler	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Corina Safaler is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Ms. Safaler.

On August 10, 2015, we issued a total of 4,500,000 shares of restricted common stock to Corina Safaler in consideration of $4,500. Further, Ms. Safaler has advanced funds to us. As of March 31, 2016, Ms. Safaler advanced us $400. Ms. Safaler will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Safaler. Ms. Safaler will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Ms. Safaler does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Safaler or the repayment of the funds to Ms. Safaler. We have a verbal agreement with Ms. Safaler that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 31, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Corina Safaler, Via Arno, 8, 40139 Bologna, Italy	4,500,000 shares of common stock (direct)	100%

			100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of March 31, 2016, there were 4,500,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. As result, one year after we cease being a “shell company”, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us, to cease being a “shell company”, we must have more than nominal operations history and more assets and revenues.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who own 4,500,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Wike Corp. has 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Corina Safaler will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Safaler is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Safaler will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Safaler is not, nor has she been within the past twelve months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Safaler will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Safaler will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Ms. Safaler may solicit the investors through personal contact, by telephone or mail/email. She will identify those who might have an interest in purchasing shares among her personal friends and business associates. She will not use any supplemental materials in this regard.

Wike Corp. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Wike Corp. has complied.
In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering. Wike Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Wike Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities - Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Wike Corp. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2016, there were 4,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Corina Safaler owns 4,500,000.

Corina Safaler, our sole officer and director will offer our securities to her personal friends and family in Cyprus and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Safaler will personally and individually contact each investor. Ms. Safaler has no experience in selling securities to investors. Ms. Safaler will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Wike Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

PLS CPA, A Professional Corp., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. PLS CPA, A Professional Corp. has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Eilers Law Group, P.A. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by PLS CPA, A Professional Corporation.

The financial information presented is the audited financial statements for the period from Inception (November 11, 2014) to December 31, 2015 and three month ended March 31, 2016.

WIKE CORP.

FINANCIAL STATEMENTS

PLS CPA, A PROFESSIONAL CORPORATION
t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Wike Corp.

We have audited the accompanying balance sheet of Wike Corp. of December 31, 2015 and 2014 and the related financial statements of operations, changes in shareholder’s equity and cash flows for the year ended December 31, 2015 and the period November 11, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wike Corp. as of December 31, 2015 and 2014, and the results of its operation and its cash flows for the year ended December 31, 2015 and the period from November 11, 2014 (inception) to December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

January 25, 2016
San Diego, CA. 92111

WIKE CORP.
BALANCE SHEETS
DECEMBER 31, 2014 AND DECEMBER 31, 2015

	December 31, 2015	December 31, 2014
ASSETS

Current Assets
Cash and cash equivalents	$146	$100
Prepaid Expenses	-	-
Inventory	1,120	-
Total Current Assets	1,266	100

Fixed Assets
Equipment, net	2,736	-
Total Fixed Assets	2,736	-

Intangible assets
Website	225	-
Total Intangible Assets	225	-

Total Assets	$4,227	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Current Liabilities
Accounts payable	$425	$-
Loans	400	100
Total Current Liabilities	825	100

Total Liabilities	825	100

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 4,500,000 and 0 shares issued and outstanding	4,500	-
Additional paid in capital	-	-
Income (deficit) accumulated	(1,098)	-
Total Stockholder’s Equity	3,402	-

Total Liabilities and Stockholder’s Equity	$4,227	$100

See accompanying notes to financial statements.

WIKE CORP.
STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

	Year ended December 31, 2015	Year ended December 31, 2014

REVENUES	$-	$-
Cost of Goods Sold	-	-
Gross Profit	-	-

OPERATING EXPENSES
Depreciation expense	144
General and Administrative Expenses	954	-
TOTAL OPERATING EXPENSES	1,098	-

NET INCOME (LOSS) FROM OPERATIONS	(1,098)	-

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(1,098)	$-

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,763,014	-

See accompanying notes to financial statements.

WIKE CORP.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM NOVEMBER 11, 2014 (INCEPTION) TO DECEMBER 31, 2014
 AND DECEMBER 31, 2015

	Common Stock		Additional Paid-in	Deficit	Total Stockholders’
	Shares	Amount	Capital	Accumulated	Equity

Inception, November 11, 2014	-	$-	$-	$-	$-

Balance, December 31, 2014	-	-	-	-	-

Shares issued for cash at $0.001 per share on August 10, 2015	4,500,000	4,500	-	-	4,500

Net income (loss) for the period ended December 31, 2015	-	-	-	(1,098)	(1,098)

Balance, December 31, 2015	4,500,000	$4,500	$-	$(1,098)	$3,402

See accompanying notes to financial statements.

WIKE CORP.
STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

	Year ended December 31, 2015	Year ended December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,098)	$-
Depreciation expense	144	-
Adjustments to reconcile net loss to net cash (used in) operating activities:
Inventory	(1,120)	-
Accounts Payable	425	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,649)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(2,880)	-
Purchase of Intangible assets	(225)	-
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,105)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,500	-
Proceeds from related party loans	300	100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,800	100

NET INCREASE IN CASH	46	100

Cash, beginning of period	100	-

Cash, end of period	$146	$100

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0

See accompanying notes to financial statements.

WIKE CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

WIKE Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on November 11, 2014. We are a development-stage company in a business of printing on ornamental ribbons.  Our office is located at Via Lodovico Berti, 40131, Bologna, Italy.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues for the year ended December 31, 2014 and December 31, 2015.  The Company currently has a negative working capital, but has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is December 31.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $100 of cash as of December 31, 2014 and $146 of cash as of December 31, 2015.

WIKE CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Inventories
Inventories are stated at the lower of cost or market. Cost is principally determined using the first in, first out (FIFO) method. The Company had $0 in inventory as of December 31, 2014 and $1,120 as of December 31, 2015.

Depreciation, Amortization, and Capitalization
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets. We estimate that the useful life of Industrial printing machine JMD/ADL 330B is five years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Intangible assets
Intangible Assets outlines the accounting requirements for intangible assets, which are non-monetary assets which are without physical substance and identifiable (either being separable or arising from contractual or other legal rights). Intangible assets meeting the relevant recognition criteria are initially measured at cost, subsequently measured at cost or using the revaluation model, and amortized on a systematic basis over their useful lives (one year for our website), based on pattern of benefits (straight-line is the default).

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

WIKE CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the year ended December 31, 2014 and December 31, 2015 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the year ended December 31, 2014 and December 31, 2015 there were no differences between our comprehensive income and net income.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

WIKE CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

NOTE 4 – FIXED ASSETS

	Equipment	Totals
Cost
As at November 11, 2014	$-	$-
Additions	-	-
Disposals	-	-
As at December 31, 2014	-	-
Additions	2,800	2,800
Disposals	-	-
As at December 31, 2015	2,880	2,880

Depreciation	-	-
As at November 11, 2014	-	-
Change for the period	(-)	(-)
As at December 31, 2014	(-)	(-)
Change for the period	(144)	(144)
As at December 31, 2015	(144)	(144)

Net book value	$2,736	$2,736

NOTE 5 – INTANGIBLE ASSETS

	Website	Totals
Cost
As at November 11, 2014	$-	$-
Additions	-	-
Disposals	-	-
As at December 31, 2014	-	-
Additions	225	225
Disposals	-	-
As at December 31, 2015	225	225

Depreciation	-	-
As at November 11, 2014	-	-
Change for the period	(-)	(-)
As at December 31, 2014	(-)	(-)
Change for the period	(-)	(-)
As at December 31, 2015	(-)	(-)

Net book value	$225	225

WIKE CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

NOTE 6 – LOAN FROM DIRECTOR

During the period from November 11, 2014 (Inception) to December 31, 2014, our sole director has loaned to the Company $100 and $300 as of year ended December 31, 2015. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $400 as of December 31, 2015.

NOTE 7 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On August 10, 2015, the Company issued 4,500,000 shares of common stock to a director for cash proceeds of $4,500 at $0.001 per share.

There were 4,500,000 shares of common stock issued and outstanding as of December 31, 2015.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Company has entered in the one-year rental agreement with Mauricio Polito, starting on September 17, 2015 and ending September 17, 2016. Monthly payment is in amount of $200. The validity of this agreement can be expanded for longer period upon an oral agreement. This is 30 square meters located at Via Lodovico Berti, 40131, Bologna, Italy, which tenant shall use and occupy only as a manufacturer subject.

NOTE 9 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at year ended December 31, 2014 and December 31, 2015 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at year ended December 31, 2014 and December 31, 2015. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

WIKE CORP.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2015

NOTE 9 – INCOME TAXES (CONTINUED)

The valuation allowance at year ended December 31, 2015 was approximately $1,098 (and $0 at year ended December 31, 2014). The net change in valuation allowance during the year ended December 31, 2015 was $1,098 (and $0 during the year ended December 31, 2014). In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2015.  All tax years since inception remains open for examination by taxing authorities.

The Company has a net operating loss for tax purposes totaling approximately $1,098 at year ended December 31, 2015 (and $0 at year ended December 31, 2014), expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	December 31, 2015	December 31, 2014
Non-current deferred tax assets:
Net operating loss carry forward	$(1,098)	$	(-)
Stock based compensation	-		-
Inventory obsolescence	-		-
Accrued officer compensation	-		-

Total deferred tax assets	(1,098)		(-)
Valuation allowance	1,098		-
Net deferred tax assets	$-		$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended December 31, 2014 and December 31, 2015 as follows:

	December 31, 2015	December 31, 2014

Computed "expected" tax expense (benefit)	$(373)	$	(-)
Penalties and fines and meals and entertainment	-		-
Accrued officer compensation	-		-
Change in valuation allowance	373		-
Actual tax expense (benefit)	$-		$-

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 25, 2016 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

WIKE CORP.
TABLE OF CONTENTS

Balance Sheets as of March 31, 2016 (unaudited) and December 31, 2015 (audited)	F-13

Statements of Operations for the three months ended March 31, 2016 (unaudited)	F-14

Statements of Cash Flows for the three months ended March 31, 2016 (unaudited)	F-15

Notes to the Unaudited Financial Statements	F-16

WIKE CORP.
BALANCE SHEETS
MARCH 31, 2016 AND DECEMBER 31, 2015

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$338	$146
Prepaid Expenses	200	-
Inventory	1,098	1,120
Total Current Assets	1,636	1,266

Fixed Assets
Equipment, net	2,592	2,736
Total Fixed Assets	2,592	2,736

Intangible assets
Website	109	225
Total Intangible Assets	109	225

Total Assets	$4,337	$4,227

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts payable	$225	$425
Loans	2,359	400
Total Current Liabilities	2,584	825

Total Liabilities	2,584	825

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized,
4,500,000 and 4,500,000 shares issued and outstanding as of
March 31, 2016 and December 31, 2015	4,500	4,500
Additional paid in capital	-	-
Income (deficit) accumulated	(2,747)	(1,098)
Total Stockholder’s Equity	1,753	3,402

Total Liabilities and Stockholder’s Equity	$4,337	$4,227

See accompanying notes to financial statements.

WIKE CORP.
STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2016
(Unaudited)

Three months ended March 31, 2016

REVENUES	$7,700
Cost of Goods Sold	1,186
Gross Profit	6,514

OPERATING EXPENSES
General and Administrative Expenses	8,163
TOTAL OPERATING EXPENSES	8,163

NET INCOME (LOSS) FROM OPERATIONS	(1,649)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(1,649)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,500,000

See accompanying notes to financial statements.

WIKE CORP.
STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2016
(Unaudited)

Three months ended March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,649)
Depreciation expense	260
Adjustments to reconcile net loss to net cash (used in) operating activities:
Inventory	22
Prepaid Expenses	(200)
Accounts Payable	(200)
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,767)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	-
Purchase of Intangible assets	-
CASH FLOWS USED IN INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-
Proceeds from related party loans	1,959
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,959

NET INCREASE IN CASH	192

Cash, beginning of period	146

Cash, end of period	$338

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

WIKE CORP.
 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

WIKE Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on November 11, 2014. We are a development-stage company in a business of printing on ornamental ribbons.  Our office is located at Via Lodovico Berti, 40131, Bologna, Italy.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of March 31, 2016.  The Company currently has a negative working capital, but has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is December 31.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $338 of cash as of March 31, 2016 and $146 of cash as of December 31, 2015.

Fair Value of Financial Instruments
AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

WIKE CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Inventories
Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $1,098 in inventory as of March 31, 2016 and $1,120 as of December 31, 2015.

Depreciation, Amortization, and Capitalization
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets. We estimate that the useful life of Industrial printing machine JMD/ADL 330B is five years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Intangible assets
Intangible Assets outlines the accounting requirements for intangible assets, which are non-monetary assets which are without physical substance and identifiable (either being separable or arising from contractual or other legal rights). Intangible assets meeting the relevant recognition criteria are initially measured at cost, subsequently measured at cost or using the revaluation model, and amortized on a systematic basis over their useful lives (one year for our website), based on pattern of benefits (straight-line is the default).

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition
The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

WIKE CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of March 31, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income
Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of March 31, 2016 there were no differences between our comprehensive income and net income.

Recent Accounting Pronouncements
We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

NOTE 4 – FIXED ASSETS
	Equipment	Totals
Cost
As at November 11, 2014	$-	$-
Additions	2,880	2,880
Disposals	-	-
As at December 31, 2015	2,880	2,880
Additions	-	-
Disposals	-	-
As at March 31, 2016	2,880	2,880

Depreciation
As at November 11, 2014	-	-
Change for the period	(144)	(144)
As at December 31, 2015	(144)	(144)

Change for the period	(144)	(144)
As at March 31, 2016	(288)	(288)

Net book value	$2,592	$2,592

WIKE CORP.
 NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 5 – INTANGIBLE ASSETS

	Website	Totals
Cost
As at November 11, 2014	$-	$-
Additions	225	225
Disposals	-	-
As at March 31, 2016	225	225

Depreciation	-	-
As at November 11, 2014	-	-
Change for the period	(116)	(116)
As at March 31, 2016	(116)	(116)

Net book value	$109	$109

NOTE 6 – LOAN FROM DIRECTOR

As of March 31, 2016 our sole director has loaned to the Company $2,359. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $2,359 as of March 31, 2016.

NOTE 7 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On August 10, 2015, the Company issued 4,500,000 shares of common stock to a director for cash proceeds of $4,500 at $0.001 per share.

There were 4,500,000 shares of common stock issued and outstanding as of March 31, 2016.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Company has entered in the one year rental agreement with Mauricio Polito, starting on September 17, 2015 and ending September 17, 2016. Monthly payment is in amount of $200. The validity of this agreement can be expanded for longer period upon an oral agreement. This is 30 square meters located at Via Lodovico Berti, 40131, Bologna, Italy, which tenant shall use and occupy only as a manufacturer subject.

WIKE CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 9 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position as of March 31, 2016 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties as of March 31, 2016. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance as of March 31, 2016 was approximately $2,747 (at year ended December 31, 2015 was approximately $1,098). The net change in valuation allowance as of March 31, 2016 was $2,747 (and $1,098 during the year ended December 31, 2015). In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2016.  All tax years since inception remains open for examination by taxing authorities.

The Company has a net operating loss for tax purposes totaling approximately $2,747 as of March 31, 2016 (and $1,098 at year ended December 31, 2015), expiring through 2035. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	March 31, 2016	December 31, 2015
Non-current deferred tax assets:
Net operating loss carryforward	$(934)	$(1,098)
Stock based compensation	-	-
Inventory obsolescence	-	-
Accrued officer compensation	-	-
Total deferred tax assets	(934)	(1,098)
Valuation allowance	934	1,098
Net deferred tax assets	$-	$-

WIKE CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2016

NOTE 9 – INCOME TAXES (CONTINUED)

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit as of March 31, 2016 and December 31, 2015 as follows:

	March 31, 2016	December 31, 2015

Computed "expected" tax expense (benefit)	$(561)	$(373)
Penalties and fines and meals and entertainment	-	-
Accrued officer compensation	-	-
Change in valuation allowance	561	373
Actual tax expense (benefit)	$-	$-

NOTE 10 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 28, 2016 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS
5,000,000 SHARES OF COMMON STOCK
WIKE CORP.

Dealer Prospectus Delivery Obligation Until

_________________________ ______, 2016, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$5.04
Auditors Fees and Expenses	$4,500.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,005.04

(1)  All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Wike Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Wike Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities
Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Corina Safaler	August 10, 2015	4,500,000	$4,500

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Law Offices of Eilers Law Group, P.A. *
10.1	Verbal Agreement *
10.2	Sales Contract *
10.3	Lease Agreement *
23.1	Consent of PLS CPA, A Professional Corp.
23.2	Consent of Law Offices of Eilers Law Group, P.A. (Contained in exhibit 5.1) *
99.1	Form of Subscription Agreement *

* Previously filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Bologna, Italy on June 2 , 2016.

WIKE CORP.

By:	/s/ Corina Safaler
Name:	Corina Safaler
Title:	President, Treasurer , Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Corina Safaler	President, Treasurer, Secretary and Director	June 2 , 2016
Corina Safaler	(Principal Executive, Financial and Accounting Officer)